Exhibit 23.2

                                ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (A Professional Corporation)


Armando C. Ibarra, C.P.A.                   Members of the of American Institute
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997

January 6, 2004

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountant, APC consents to the inclusion of my reports of February 4, 2003, June 26, 2003, December 15, 2003, and December 15, 2003, on the audited and/or reviewed financial statements of Laurier International, Inc., for the respective periods ended December 31, 2002 and 2001, March 31, 2003 and 2002, June 30, 2003 and 2002, and September 30,
2003 and 2002 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Armando C. Ibarra, CPA
-------------------------------
ARMANDO C. IBARRA, C.P.A.



                      371 E. Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465